UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 29, 2013

Municipal Mortgage & Equity, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 600, Baltimore, Maryland		21202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		(443) 263-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02.    Unregistered Sales of Equity Securities

On January 29, 2013, MuniMae TE Bond Subsidiary, LLC ("TE Bond Sub"), a subsidiary of Municipal Mortgage & Equity, LLC, executed a share purchase agreement in which TE Bond Sub agreed to issue $74.0 million of 5.0% Series A-5 Cumulative Mandatorily Redeemable Preferred Shares with a $2,000,000 liquidation preference per share (“Series A-5”) in a private placement to qualified institutional buyers, which we anticipate to close on February 5, 2013. The offering is exempt from the registration provisions of the Securities Act of 1933, as amended (the "Act"), by virtue of Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

The Series A-5 Preferred Shares will receive quarterly distributions beginning April 30, 2013, will receive partial liquidation preference payments of $25,000 per share per quarter beginning July 31, 2013, will be subject to remarketing on January 31, 2018, and will mature and be subject to mandatory redemption on April 30, 2028. In the event of a failed remarketing on January 31, 2018 or any subsequent remarketing date, the rate will reset to two times the 10-year MMD Yield (as published by Municipal Market Data, or its equivalent, for a non-callable high grade municipal bond with a 10-year maturity) under the heading “Baa”; provided, however, in no event will the failed remarketing rate be less than the 5.0% initial distribution rate. As of January 31, 2013 the 10-year “Baa” MMD Yield was 3.27%.

The net offering proceeds after deduction of the initial purchaser's discount of $740,000 and other offering expenses will primarily be used to redeem the existing Series A, A-3 and C preferred shares in full with an early redemption premium. Concurrently with the closing of the Series A-5 offering, TE Bond Sub expects to purchase and retire one share of the existing Series D preferred shares at 80% of par plus accrued interest. The aggregate liquidation preference of all preferred shares being redeemed or retired is currently $70.2 million. As a result of the transactions, we anticipate that our initial annualized distributions and partial liquidation preference payments due to the TE Bond Sub preferred shareholders will be reduced by approximately $1.9 million and $1.1 million, respectively, as compared to the quarter ended December 31, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

February 4, 2013	By:	/s/ Michael L. Falcone

Name: Michael L. Falcone
Title: Chief Executive Officer and President

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